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                                                                   EXHIBIT 10.51

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


     This Executive Employment Agreement ("Agreement") is made as of July 1st, 1993, by and between BENCHMARK CORPORATION OF DELAWARE (the "Company"), a Delaware corporation, and DON ROGALSKI (the "Executive").

                                    RECITAL
                                    -------

     The parties hereto desire to enter into this Agreement to provide for the employment of the Executive by the Company and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

     NOW THEREFORE, in consideration of the mutual convenants contained herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

                                   ARTICLE I
                             Employment Generally
                             --------------------

     1.1.   Position and Duties.  During the term of this Agreement, the
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Executive shall serve on a full-time basis as Senior Vice President -
Administration of the Company, with such powers and responsibilities as are customarily incident to such office. The Executive will diligently and competently perform such reasonable duties in connection with the business and affairs of the Company as may be assigned to him by the Board of

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Directors of the Company, which duties and responsibilities shall be consistent with his position as Senior Vice President - Administration.

     1.2.   Obligations of Executive.
            ------------------------

            (a) The Executive shall abide by the rules, customs and usages from time to time reasonably established by the Company, shall devote his full business time, attention and energies to the business of the Company, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except as permitted by Section 1.2(b).

           (b) The terms of this Section 1.2 shall not prevent the Executive from making passive investments of his assets in such form or manner as he chooses; provided, however, that the Executive shall not have any personal interest, direct or indirect, financial or otherwise, in any supplier to, buyer from, or competitor of the Company, or in any transaction between the Company and a supplier or buyer unless such interest is, or arises solely from ownership of, less than one percent (1%) of the outstanding capital stock of such supplier or buyer and such capital stock is available to the general public through trading on any national, regional or over-the-counter securities market.

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     1.3.  Term.
           ----

           (a)  Subject to the termination provisions of Article II hereof and
Section 4.7 hereof, the initial term ("Initial Term") of this Agreement shall begin on July 15, 1993 (or upon such earlier date as agreed to by the parties) and shall expire on July 14, 1996. Absent notice of termination given by either party not less than ninety (90) days prior to the expiration of the initial term (or any successor term, as the case may be), this Agreement shall automatically renew for successive terms of twelve months.

     1.4.  Compensation and General Benefits.
           ---------------------------------

           (a)  Salary. During the Term of this Agreement, the Company shall pay
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to the Executive a base salary (the "Base Salary") at the rate of not less than
$120,000 per annum. The Base Salary shall be payable in bi-monthly installments. The Base Salary shall be subject to review every twelve months for increase in the sole and absolute discretion of the Company's Board of Directors based on corporate policy and the Executive's performance.

           (b)  Bonus. The Executive shall receive a lump sum payment upon
                -----
execution of this Agreement and shall be eligible to participate in the Company's Equity Incentive Plan and Management Equity Participation Plan as set forth on Exhibit A attached hereto and made a part hereof. In addition, the Company's Board of Directors shall determine the eligibility of the Executive to

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participate in any additional incentive compensation programs developed by the
Company for its key employees.

           (c)  Benefits.
                --------

                    (i) The Company may, in its discretion, determine to purchase insurance on the life of the Executive, with the Company as sole beneficiary. In such event, the Executive agrees to submit to reasonable medical examinations and otherwise reasonably to cooperate with the Company in connection with obtaining such insurance.

                    (ii) During the term of this Agreement, the Executive shall receive a $600.00 per month automobile allowance and shall be reimbursed, upon submission to the Company of appropriate documentation, for gasoline used in the operation thereof.

                    (iii) The Executive shall be entitled to four weeks paid vacation during each year in which this Agreement is in effect.

                    (iv) The Executive shall be entitled, during the term of this Agreement, to such other benefits of employment with the Company as are now or may hereafter be in effect for salaried officers and employees of the Company including without limitation such insurance, disability, medical and dental and other benefit plans or programs as are now or hereafter established or maintained by the Company for employees and/or Executives of the Company.

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                    (v)   The Executive shall be reimbursed, upon submission of
written proof satisfactory to the Company, for the reasonable and necessary expenses of relocation from Glendale Heights, Illinois, to Phoenix, Arizona, in accordance with the Company's Relocation Policy, which expenses include: (1) the reasonable and necessary expenses incurred in selling the Executive's primary residence in Glendale Heights, Illinois, including payment of real estate broker's commissions, financing costs, closing costs, attorneys fees, surveyors costs, state, county and city real estate transfer taxes, title expenses and moving expenses; (2) reasonable expenses incurred in connection with the purchase of a home in the Phoenix area, including temporary living expenses (e.g., rent on living quarters in the Phoenix area) for the first one hundred eighty days this Agreement is in effect or until the Executive purchases living quarter in the Phoenix area, whichever is sooner; and (3) the expenses incurred in packing, moving and unpacking the Executive's personal effects and, if necessary, storage expenses for such personal effects for up to ninety days. In accordance with the Company's Relocation Policy, estimates of the moving expenses described in (1), (2) and (3) above shall be submitted by the Executive to the Company's Vice President of Human Resources for pre-approval.

     1.5  Expenses.  The Executive shall be reimbursed for the business, travel
          --------
and other expenses reasonably incurred by him in connection with the performance of his duties hereunder.

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                                  ARTICLE II
                                  Termination
                                  -----------

     2.1.  Disability.
           ----------

           (a) In the event that the Executive is unable substantially to perform his duties and responsibilities hereunder by reason of physical or mental illness, injury or incapacity ("Disability") for sixty (60) consecutive days or for an aggregate of more than ninety (90) days in any six (6) month period, during which time he shall continue to be compensated as provided in
Section 1.4 hereof, this Agreement may be terminated by the Company in accordance with the provisions of this Section 2.1. Upon such termination, the Company shall have no further liability or obligation to the Executive for compensation hereunder except for the payment of any amount to which the Executive may be entitled because of his participation in any incentive compensation program developed by the Company. In the event of a termination pursuant to this Section 2.1, the Executive will continue to be entitled to receive any payments prescribed under any of the Company's disability benefits plans under which he is covered. Termination of the Executive's employment pursuant to this Section 2.1 shall be effective thirty (30) days after the Company's written notice of termination by reason of Disability to the Executive. The Executive's Base Salary shall be paid through the effective date of termination.

           (b) If the Executive shall resume his duties within ninety (90) days after receipt of a notice of termination

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pursuant to Section 2.1(a) and continue to perform such duties for eight (8)
consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in salary or other benefits, and the notice of termination shall be considered null and void and of no effect.

     2.2   Death. This Agreement shall terminate upon the death of the Executive
           -----
and thereafter the Company shall have no liability or obligation to the Executive's estate hereunder, except for salary and other compensation earned by the Executive but not paid.

     2.3.  Cause.  Notwithstanding any other provision of this Agreement, the
           -----
Board of Directors of the Company may terminate this Agreement at any time for "Cause". For the purpose of this Agreement, the term "Cause" shall mean with respect to the Executive: (a) a breach of the provisions of Section 3.1 or 3.2 of this Agreement; (b) any fraudulent or dishonest conduct; (c) conviction of a crime involving moral turpitude; (d) chronic alcoholism or drug addiction; (e) indictment by a grand jury for commission of a felony unless such indictment is dismissed within sixty (60) days of its issuance; or (f) the refusal, for a period of time exceeding sixty (60) days, to substantially perform the Executive's duties as set forth in Section 1.1 of this Agreement after a demand for substantial performance has been delivered to the Executive by written notice of the Board of Directors of the Company which specifically identifies the manner in which the

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Board believes that the Executive has not substantially performed his duties.

                                  ARTICLE III
                       Noncompetition:  Confidentiality
                       --------------------------------

3.1  Noncompetition.
     --------------

     (a) During the term of this Agreement including any renewals hereto and for a period of two (2) years immediately following the termination of this Agreement, the Executive shall not, without the prior written consent of the Company, engage directly or indirectly in any business (either financially or as employee, officer, partner, independent contractor, owner, shareholder of more than one percent (1%) of the outstanding capital stock of such business, or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is competitive with the business of the Company in any geographical area in which such entity engages in business. Furthermore, the Executive agrees that for so long as this Agreement is in effect and for a period of two (2) years following the termination of this Agreement for any reason whatsoever, the Executive shall not hire, as employee, consultant, agent or otherwise, nor shall he solicit the participation in any business activity that is competitive with the business of the Company (as owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, shareholder of more than one percent (1%) of the outstanding

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capital stock of such business entity, or in any other capacity) of any person who is an employee, consultant or agent of the Company, or who was such an employee, consultant or agent within one year preceding the date of the termination of the Executive's employment with the Company.

     3.2.  Non-Disclosure.  The Executive recognizes and acknowledges that he
           --------------
will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of this Agreement, disclose any of such confidential information to any party without the express authorization of the Company except as necessary in the ordinary course of performing his duties hereunder. The Executive acknowledges and agrees that all papers, documents, writings and other materials produced by him or coming into his possession during his employment hereunder will at all times remain the property of the Company and upon termination of this Agreement the Executive shall surrender all such materials to the Company.

     3.3   Injunctive Relief.  The Executive acknowledges that his compliance
           -----------------
with the agreements in Sections 3.1 and 3.2 hereof is necessary to protect the goodwill and other proprietary interests of the Company and that during the performance of his duties under this Agreement he will become conversant with the affairs, trade secrets, customers and other proprietary

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information of the Company. The Executive acknowledges that a breach of his agreement in Sections 3.1 and 3.2 hereof will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Execut ive agrees that in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

     3.4.  Severability.   If any term or provision of this Article III shall be
           ------------
determined by a court of competent jurisdiction to be unenforceable because of the scope or duration thereof or the geographic area included therein, the parties hereto hereby expressly agree that the court making such determination shall have the power to reduce the scope and duration and restrict the geographical area of such term or provision which the court shall deem necessary to permit enforcement of such term or provision.

     3.5.  Survival.  The provisions of this Article III shall survive the
           --------
termination of this Agreement.

                                  ARTICLE IV
                       Miscellaneous General Provisions
                       --------------------------------

     4.1.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he had filed in writing with the

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Company or, in the case of the Company, at its principal executive offices.

     4.2. Non-Alienation. The Executive shall not pledge, hypothecate,
          --------------
anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

     4.3  Waivers. No claim or right arising out of a breach or default under
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this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.

     4.4   Governing Law. The provisions of this Agreement shall be construed in
           -------------
accordance with the internal laws of the Commonwealth of Pennsylvania, without consideration of conflict of laws principles.

     4.5   Arbitration of All Disputes.  Except as provided in Article III, any
           ---------------------------
controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules then obtaining of the American Arbitration Association and any decision made in accordance with such rules shall be binding

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on all parties in interest, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

     4.6.  Amendment.  Any amendment to this Agreement shall be effective only
           ---------
if in writing and signed by the parties hereto.

     4.7.  Bind and Inure; Change of Control.
           ---------------------------------

           (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest. In the event that a "Change of Control" (as defined below) of the Company occurs during the Initial Term of this Agreement and the Executive's employment with the Company is subsequently terminated during the Initial Term, then, subject to Section 4.7(b) hereof, the Company shall pay to the Executive in cash a "Termination Payment" which shall be either (i) a sum equal to the Base Salary which would have been payable to the Executive during the remainder of the Initial Term of this Agreement had the Executive's employment not been terminated or (ii) a sum equal to one and one-half times the Executive's Base Salary, whichever sum is greater. If a Change of Control occurs between April 16, 1996 and July 14, 1996 and the Company has given the Executive notice of termination pursuant to Section 1.3(a) hereof prior to April 16, 1996, such notice of

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termination shall be effective and the Company shall be obligated to make the Termination Payment to the Executive. " "Change of Control" shall mean such time as Michael T. Kennedy ceases to own sufficient shares of the capital stock of the Company to elect a majority of the Board of Directors of the Company or ceases to have the power to direct or cause the direction of the management and policies of the Company.

          (b) Nothing in Section 4.7(a) hereof shall prevent the Company from termination the Executive at any time for cause pursuant to Section 2.3 hereof. In the event the Executive is terminated pursuant to Section 2.3 hereof during the Initial Term and a Change of Control occurs prior to such termination, the Company shall not be obligated to make any Termination Payment to the Executive.

     4.8  Headings.  The section headings have been included herein for
          --------
convenience only and shall not be considered in interpreting this Agreement.

     4.9  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement.

     4.10.  Entire Agreement.
            ----------------

            This Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior

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understandings and agreements, oral or written, express or implied.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed by a duly authorized officer, all as of the day and year first above written.

                                             /s/ Don Rogalski          6/26/93
                                             -----------------------------------
                                             DON ROGALSKI


                                             BENCHMARK CORPORATION OF
                                             DELAWARE

                                         By:  /s/ Michael T. Kennedy   6/28/93
                                             -----------------------------------
                                             MICHAEL T. KENNEDY
                                             President/Authorized
                                             Signatory

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                                   EXHIBIT A

Lump Sum Payment
----------------

     The Executive shall be entitled to receive a lump sum payment upon the execution of this Agreement in the amount of $35,000, less statutory tax deductions or withholdings.

Equity Incentive Plan
---------------------

     Upon commencement of the Executive's employment pursuant to this Agreement, the Executive shall be granted the option to purchase, subject to compliance with applicable securities laws, any part or all of an aggregate of 75 shares of the Company's Nonvoting Common Stock in accordance with the terms of the Company's Equity Incentive Plan.

Management Equity Participation Plan
------------------------------------

     The Executive shall be granted the right to purchase, subject to compliance with applicable securities laws, up to 40 shares (the "Shares") of the Company's Nonvoting Stock at the exercise price of $800 per share under the terms of the Company's Management Equity Participation Plan. Upon commencement of the Executive's employment pursuant to this Agreement, the Company shall pay to the Executive by check the amount of $46,142.75, which amount includes statutory tax deductions and withholdings, and the Executive shall concurrently endorse such check back to the Company in full payment of the exercise price for the Shares. Thereafter, the Company shall, in its customary manner, deposit such sums of money as are required to pay all statutory tax deposits of withholdings to appropriate governmental taxing authorities.

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